Summary Results December 6, 2024 FY25 Q3 GENESCO Exhibit 99.2

This presentation contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, ESG progress and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; our ability to pass on price increases to our customers; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions in the Red Sea; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; civil disturbances; our ability to renew our license agreements; impacts of the Russia-Ukraine war, and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; our ability to meet our sustainability, stewardship, emission and diversity, equity and inclusion related ESG projections, goals and commitments; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement

Non-GAAP Financial Measures We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as adjusted earnings (loss) and adjusted earnings (loss) per share and adjusted operating income (loss). This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings (loss) and earnings (loss) per share from continuing operations and operating income (loss) adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix.

Our Aspiration Create and curate leading footwear brands that represent style, innovation and self-expression; be the destination for our consumers’ favorite fashion footwear How We Will Achieve It Build enduring relationships with our target customers, grounded in unparalleled consumer and market insights Deliver exciting, distinctive experiences and products across digital and physical touchpoints Our Footwear Focused Vision & Strategy

Genesco’s strategy spans six strategic growth pillars People, Values, Organization, Culture and ESG Stewardship ACCELERATE digital to grow direct-to-consumer PURSUE synergistic acquisitions to add to growth MAXIMIZE the relationship between physical and digital INTENSIFY product innovation and trend insight efforts RESHAPE the cost base to reinvest for future growth DEEPEN consumer insights to strengthen customer relationships and brand equity 1 5 6 2 3 4 Attract, Develop and Retain Consumer-Obsessed Talent Genesco’s six strategic growth pillars are designed to accelerate our evolution, while leveraging digital and systems synergies to drive sustainable growth and enhanced profitability Our Footwear Focused Vision & Strategy Strategic Initiatives/Pillars

Strong Strategic Positioning Retail Platform Branded Platform The destination for young adult and teen fashion footwear and partner of choice for leading global brands Portfolio of leading owned and licensed brands #1 omnichannel retailer of teen fashion footwear #1 omnichannel retailer of youth fashion footwear Deep brand heritage and reputation for quality product Deep brand heritage across portfolio Our Footwear Focused Vision & Strategy Strategic Initiatives/Pillars

Q3 FY25 • Highlights Delivered results that exceeded expectations, marking another quarter of year-over-year increases for sales and a strong return to positive comps of 6% with Journeys up double digits to 11% Both store and e-commerce comps were nicely positive with the e-commerce business up 15% with penetration reaching over 24% of retail sales Journeys’ store traffic and sales nicely outpaced the broader market and comps sequentially improved and remained consistently strong throughout the quarter Adjusted EPS of $0.61 exceeded expectations and would have been stronger without the shift of an important back-to-school week into the second quarter this year Raising sales guidance to down 1% to flat compared to Fiscal 2024, or flat to up 1% excluding the 53rd week in Fiscal 2024 Raising adjusted diluted earnings per share from continuing operations in the range of $0.80 to $1.00 versus $0.60 to $1.00

$596 MILLION IN SALES +15% GROWTH IN COMPARABLE E-COMMERCE SALES vs. Q3 FY2024 ($1.76) GAAP EPS $0.61 NON-GAAP EPS 24% E-COMMERCE PENETRATION vs. 21% Q3 FY2024 Q3 FY25 Key Earnings Highlights

Drive Product Leadership and Create Marketplace Differentiation Diversify and add new key styles with our existing brand partners Increase our leadership position with all our key brands Enhance in-store, social, and digital exposure for brands Work to add new brands Build the Journeys Brand and Enhance the Omni-Experience Intensify efforts to build and promote Journeys as an industry leading retail brand Improve Journeys’ brand presence and upgrade the customer experience in stores and online Personalize and improve the timeliness and relevancy of marketing communications Evolve the All Access loyalty program Leverage the Power of Our People Leverage the expertise of our store employees for excellent service as a differentiator Maximize mobile POS and BOPIS, to improve efficiency and customer engagement Use data to improve training and execution Optimize to Drive Operational and Cost Efficiencies Optimize the store footprint; close unproductive stores Strategically open mall and off-mall stores in data-informed sites Drive efficiencies in selling salaries, rent expense, and inventory management Journeys Consumer - Centric Growth Strategy

Q3 FY25 • Key Earnings Highlights

9mos FY25 • Key Earnings Highlights

(1) 53-week period for trailing twelve months ended November 2, 2024 and 52-week period for trailing twelve months ended October 28, 2023. (2) Retail sales represent combined store sales and e-commerce sales % of Retail Sales (2) 31% 25% 21% 24% 22% 24% 19% 11% Q3 FY25 • E-Commerce Sales Highlights

Q3 FY25 • Comparable Sales

FY25 Net Sales $596.3 Million Q3 FY25 Sales by Segment FY24 Net Sales $579.3 Million Journeys Schuh Johnston & Murphy Group Genesco Brands Group

9mos FY25 Sales by Segment FY25 Net Sales $1.6 Billion FY24 Net Sales $1.6 Billion Journeys Schuh Johnston & Murphy Group Genesco Brands Group

Q3 FY25 • Adjusted Operating Income Statement (1)

9mos FY25 • Adjusted Operating Income Statement (1)

Q3 FY25 Inventory/Sales Change by Segment

Q3 FY25 • Retail Store Summary

For Q3 FY25 Retail Square Footage

(1) FY25 Outlook Note: See earnings call transcript for important details regarding guidance assumptions. (1) On a Non-GAAP basis (2) Versus prior guidance of Non-GAAP EPS $0.60 to $1.00 per share and total sales decrease of 1% to 2%, or flat to down 1% excluding the 53rd week in FY2024 Additional color on anticipated sales growth by business: Journeys Group: Low-single digit percentage increase Schuh Group: Low-single digit percentage decline Johnston & Murphy Group: Mid-single digit percentage decline Genesco Brands Group: Low-double digit percentage decline

FY25 Projected Retail Store Count

Omni-channel, IT, DC & Other New Stores & Remodels Projected FY25 CapEx approx. $45 - 50 Million FY25 Projected Depreciation & Amortization = $52 Million FY25 Projected Capital Spending

Appendix

Q3 FY25 • Non-GAAP Reconciliation

9mos FY25 • Non-GAAP Reconciliation

9mos FY25 • Adjusted Gross Margin

Summary Results December 6, 2024 FY25 Q3 GENESCO